Exhibit 99.1
HEALTHMARKETS, INC.
And Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except per share data)
(Unaudited)

	June 30, 2008
	Historical	Pro Forma
	Financial	Adjustments - Life		Pro Forma
	Statement as	Insurance		Financial
	Reported	Division (A)		Statement
ASSETS
Investments:
Securities available for sale —
Fixed maturities	$1,117,711	$(1,971)		$1,115,740
Equity securities	330	—		330
Policy loans	14,423	(14,258)		165
Short-term and other investments	311,865	(227,666	) B	84,199

Total investments	1,444,329	(243,895)		1,200,434
Cash and cash equivalents	3,903	(929) C		2,974
Investment income due and accrued	12,273	(116)		12,157
Due premiums	3,497	(478)		3,019
Reinsurance receivables	47,581	343,778	D	391,359
Agent and other receivables	33,238	(6,779)		26,459
Deferred acquisition costs	181,337	(101,145	) E	80,192
Property and equipment, net	69,593	(654)		68,939
Goodwill and other intangible assets	88,377	—		88,377
Recoverable federal income taxes	26,193	3,450	F	29,643
Assets held for sale	95,630	—		95,630
Other assets	42,471	(275)		42,196

Total assets	$2,048,422	$(7,043)		$2,041,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Policy liabilities:
Future policy and contract benefits	$473,780	$—	D	$473,780
Claims	431,227	—	D	431,227
Unearned premiums	75,226	—	D	75,226
Other policy liabilities	10,452	—	D	10,452
Accounts payable and accrued expenses	65,746	1,148	G	66,894
Other liabilities	83,506	697	H	84,203
Deferred federal income tax	77,293	(234)		77,059
Debt	481,070	—		481,070
Liabilities held for sale	91,480	—		91,480
Net liabilities of discontinued operations	2,561	—		2,561

Total liabilities	1,792,341	1,611		1,793,952

Stockholders’ Equity:
Preferred stock, par value $0.01 per share	—	—		—
Common stock, par value $0.01 per share	310	—		310
Additional paid-in capital	56,380	—		56,380
Accumulated other comprehensive loss	(24,908)	—		(24,908)
Retained earnings	255,619	(8,654	) I	246,965
Treasury stock, at cost	(31,320)	—		(31,320)

Total stockholders’ equity	256,081	(8,654)		247,427

Total liabilities and stockholders’ equity	$2,048,422	$(7,043)		$2,041,379

See the accompanying Notes for additional information.

HEALTHMARKETS, INC.
And Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS)
(In thousands, except per share data)
(Unaudited)

	Six Months Ended June 30, 2008
		Pro Forma
	Historical Financial	Adjustments - Life	Pro Forma Financial
	Statement as Reported	Insurance Division (K)	Statement (L)
REVENUE
Health premiums	$643,303	$(914)	$642,389
Life premiums and other considerations	36,516	(35,263)	1,253

	679,819	(36,177)	643,642
Investment income	35,231	(9,307)	25,924
Other income	42,318	(859)	41,459
Losses on sales of investments	(3,239)	(43)	(3,282)

	754,129	(46,386)	707,743

BENEFITS AND EXPENSES
Benefits, claims, and settlement expenses	450,295	(31,454)	418,841
Underwriting, acquisition, and insurance expenses	267,984	(34,922)	233,062
Other expenses	50,233	(5)	50,228
Interest expense	19,471	—	19,471

	787,983	(66,381)	721,602

Loss from continuing operations before income taxes	(33,854)	19,995	(13,859)
Federal income tax expense (benefit)	(13,554)	7,002	(6,552)

Loss from continuing operations	(20,300)	12,993	(7,307)
Loss from discontinued operations, (net of income tax benefit of $2,812)	(5,222)	—	(5,222)

Net loss	$(25,522)	$12,993	$(12,529)

Basic earnings per share:
Loss from continuing operations	$(0.66)	$0.42	$(0.24)
Loss from discontinued operations	(0.17)	—	(0.17)

Net loss per share, basic	$(0.83)	$0.42	$(0.41)

Diluted earnings per share:
Loss from continuing operations	$(0.66)	$0.42	$(0.24)
Loss from discontinued operations	(0.17)	—	(0.17)

Net loss per share, diluted	$(0.83)	$0.42	$(0.41)

See the accompanying Notes for additional information.

HEALTHMARKETS, INC.
And Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS)
(In thousands, except per share data)
(Unaudited)

	Year Ended December 31, 2007
	Adjusted Historical	Pro Forma
	Financial	Adjustments - Life	Pro Forma Financial
	Statement (J)	Insurance Division (K)	Statement (L)
REVENUE
Health premiums	$1,311,733	$(2,063)	$1,309,670
Life premiums and other considerations	70,460	(67,765)	2,695

	1,382,193	(69,828)	1,312,365
Investment income	92,231	(18,700)	73,531
Other income	105,923	(1,469)	104,454
Losses on sales of investments	3,475	(1)	3,474

	1,583,822	(89,998)	1,493,824

BENEFITS AND EXPENSES
Benefits, claims, and settlement expenses	801,783	(52,368)	749,415
Underwriting, acquisition, and insurance expenses	536,168	(34,948)	501,220
Other expenses	84,641	(95)	84,546
Interest expense	43,609	—	43,609

	1,466,201	(87,411)	1,378,790

Income from continuing operations before income taxes	117,621	(2,587)	115,034
Federal income tax expense (benefit)	49,182	(1,295)	47,887

Income from continuing operations	68,439	(1,292)	67,147
Income from discontinued operations, (net of income tax expense of $927)	1,720	—	1,720

Net income	$70,159	$(1,292)	$68,867

Basic earnings per share:
Income from continuing operations	$2.25	$(0.04)	$2.21
Income from discontinued operations	0.06	—	0.06

Net income per share, basic	$2.31	$(0.04)	$2.27

Diluted earnings per share: Income from continuing operations	$2.18	$(0.04)	$2.14
Income from discontinued operations	0.06	—	0.06

Net income per share, diluted	$2.24	$(0.04)	$2.20

See the accompanying Notes for additional information.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
A)	Adjustments reflect the assets and liabilities that were transferred to Wilton as part of the Master Agreement and the Coinsurance Agreements.
B)	Adjustment reflects net consideration of $227.7 million transferred to Wilton as part of the reinsurance and sale of assets pursuant to Master Agreement and the Coinsurance Agreements. The consideration transferred to Wilton represents the aggregate of $345.3 million of net statutory insurance reserves and liabilities corresponding to Coinsured Policies reduced by $134.5 million in aggregate ceding allowance received from Wilton and $1.6 million of cash in bank accounts transferred to Wilton. Also, included in the adjustment amount is $18.5 million of short-term investments transferred to Wilton as part of the Company’s 79% equity interest in the Offshore Entities.
C)	Adjustment reflects cash consideration received of $4.7 million for the sale of certain miscellaneous assets of the Life Insurance Division and the sale of the Company’s 79% equity interest in Offshore Entities partially reduced by cash in bank accounts transferred to Wilton of $1.6 million. Additionally, the adjustment reflects the payment of employee severance and termination costs of $4.0 million associated with the exit from the Life Insurance Division business, including $3.2 million of employee severance liability recorded at June 30, 2008 transferred to Wilton at closing.
D)	Adjustment reflects reinsurance receivables resulting from the Coinsurance Agreements with Wilton. Under the terms of the Coinsurance Agreements, the Ceding Companies remain primarily liable on those policies. As a result, in accordance with guidance provided in Financial Accounting Standard No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts, the Company reported and will continue to report the policy liabilities ceded to Wilton under “Policy liabilities” and record a corresponding asset as “Reinsurance Receivable” on its consolidated balance sheet. The Policy liabilities reflect a net adjustment amount of zero since the Coinsurance Agreements did not relieve the Ceding Companies of their legal obligation to the policyholders of the Coinsured Policies.
E)	Adjustment reflects the disposition of the previously deferred acquisition costs related to the Coinsured Policies.
F)	Adjustment includes approximately $4.7 million of tax benefit relating to the additional loss of $8.7 million estimated for the reinsurance transaction, partially decreased by the existing tax receivables transferred to Wilton.
G)	Adjustment includes the estimated direct transaction costs consisting of legal, advisory, actuarial and other professional fees in the amount of $5.0 million. Partially offsetting the direct transaction costs are $3.2 million of employee severance liability recorded at June 30, 2008 transferred to Wilton at closing.
H)	Adjustment reflects $2.3 million of facility lease termination reduced by adjustments for existing liabilities that were transferred to Wilton.
I)	Adjustment reflects an additional amount of approximately $8.7 million of net loss on the reinsurance transaction, net of $4.7 million tax benefits not previously recorded in the historical balance sheet. Included in the net loss are $5.2 million (pre-tax) realized losses related to the reinsurance transaction, $5.0 million (pre-tax) of estimated direct transaction costs, $813,000 (pre-tax) of additional expenses for employee termination costs, and $2.3 million (pre-tax) of facility lease termination.
J)	The historical income statement as reported for the twelve months ended December 31, 2007 is adjusted for reclassification of the Company’s student loan funding vehicles, CFLD-I, Inc. and UICI Funding Corp. 2, to discontinued operations.
K)	This column reflects the historical results of operations related to the portion of the Life Insurance Division being transferred to Wilton.
L)	Pro forma condensed consolidated statements of income (loss) exclude material nonrecurring charges and related tax effects that are a direct result of the transaction. The loss directly attributable to the transaction is also excluded for the pro forma presentation of condensed consolidated statements of income (loss).